STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

REGISTERED AGENTS INC.
401 RYLAND ST STE 200-A
RENO, NV 89502

Job:C20190228-0575
February 28, 2019

Special Handling Instructions:
24-Hr Amndmnt, Stock FSC EMAIL 2/28 CEF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20190088851-42	2/27/2019 3:26:03 PM	1	$1,100.00	$1,100.00
24 Hour Expedite	20190088851-42	2/27/2019 3:26:03 PM	1	$125.00	$125.00
Total					$1,225.00

Payments

Type	Description	Amount
Credit	5513731504786458704087	$1,225.00
Total		$1,225.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy 1

REGISTERED AGENTS INC.
401 RYLAND ST STE 200-A
RENO, NV 89502

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20190088851-42**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **02/27/2019 3:26 PM**
	Entity Number **E0227632018-2**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Coates International, Ltd.

2. The articles have been amended as follows: (provide article numbers, if available)

FOURTH: Capital Stock.

a) The amount of the total number of shares of stock which the Corporation shall have authority to issue is Five Billion One Hundred Million (5,100,000,000) shares, consisting of Five Billion (5,000,000,000) shares of common stock, with a par value of $0.0001 per share and One Hundred Million (100,000,000) Shares of Preferred Stock, with a par value of $0.001 per share.

A copy of the Signed and Notarized full Certificate of Amendment of the Articles of Incorporation have been included as an attachment at the end of this filing package.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 85.7%

4. Effective date and time of filing: (optional) Date: 2/27/2019 Time: 6:30PM Eatern

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Barry C. Kaye, Treasurer and Chief Financial Officer

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Attachment to Certificate of Amendment, Page 1

CERTIFICATION OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF COATES INTERNATIONAL, LTD.

A Nevada corporation

The undersigned, as President and Chief Executive Officer of **Coates International, Ltd.** (the "Corporation"), a Nevada corporation, do hereby testify that the following is the Certificate of Amendment of Certificate of Incorporation of the Corporation:

FIRST: That by written unanimous consent of the Board of Directors of Coates International Ltd. ("the Corporation"), in lieu of a meeting, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation to authorize 2,700,000,000 additional new shares of the Corporation's Common Stock. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered **"FOURTH"** so that, as amended, said Article shall be and read as follows:

"FOURTH: Capital Stock.

a) The amount of the total number of shares of stock which the Corporation shall have authority to issue is Five Billion One Hundred Million (5,100,000,000) shares, consisting of Five Billion (5,000,000,000) shares of common stock, with a par value of $0.0001 per share and One Hundred Million (100,000,000) Shares of Preferred Stock, with a par value of $0.001 per share.

b) Common Stock.

1) At the time this Certificate of Amendment of Certificate of Incorporation of the Corporation becomes effective, each share of Common Stock then issued and outstanding shall remain outstanding and unchanged automatically and without any further act of this Corporation or its stockholders.

2) The holders of Common Stock shall be entitled to one vote per share with respect to all corporate matters.

3) In case of the liquidation or dissolution of the Corporation, the holders of said shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the prior rights of the holders of Preferred Stock, to share ratably in the remaining net assets of the Corporation.

c) Preferred Stock

The Corporation may issue any class of the Preferred Stock in any series. The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged

... . Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, by written consent of the majority shareholder of the Corporation constituting the requisite number of votes in favor of the amendment, the shareholders approved this amendment to the certificate of incorporation of the Corporation.

THIRD: That said amendment was duly adopted in conformity with Section 315 of Chapter 78 of the Nevada Revised Statutes and the by-laws of the Corporation.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Coates International Ltd., has caused this certificate to be signed by George J. Coates, an Authorized Officer this 27th day of February 2019.

By: ______________________
Authorized Officer
Title: President and Chief Executive Officer
Name: George J. Coates

ACKNOWLEDGEMENT

State of New Jersey)
)ss
County of Monmouth)

On this 27th day of November 2019, before me, Notary Public for said county, personally appeared George J. Coates personally known to me and in my presence subscribed to this Certificate of Amendment of Certificate of Incorporation of **COATES INTERNATIONAL, LTD.** and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the document upon behalf of which he acted, executed this instrument.

WITNESS my hand and official seal

____
Name: Kathryn Restivo
Notary Public

My Commission Expires: 8-17-2023

KATHRYN A. RESTIVO
NOTARY PUBLIC OF NEW JERSEY
Comm. # 50088279
My Commission Expires 8/17/2023